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                                                                 EXHIBIT 23.8.12

                  CONSENT OF PERSONS ABOUT TO BECOME DIRECTORS

     The undersigned hereby consents to the inclusion of his name in this
Registration Statement on Form S-4 (File No. 33-          ) as a person to
become a director of ICN Merger Corp. upon the consummation of the merger involving ICN Merger Corp., ICN Pharmaceuticals, Inc., SPI Pharmaceuticals, Inc., Viratek, Inc. and ICN Biomedicals, Inc.

September 19, 1994                        /s/  ROBERTS A. SMITH
                                          -----------------------------
                                          Roberts A. Smith